Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News
October 23, 2013 Contact: Rob Doolittle Tel: 703 876 3199 rdoolittle@generaldynamics.com

General Dynamics Reports Third-Quarter 2013 Results

•	Diluted EPS increases 8.2 percent over third-quarter 2012

•	Operating margins grow to 12.3 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2013 net earnings of $651 million, or $1.84 per share on a diluted basis, on revenues of $7.8 billion. This compares to 2012 third-quarter net earnings of $600 million, or $1.70 per diluted share, on revenues of $7.9 billion. Third-quarter 2013 operating earnings rose $52 million to $957 million, a 5.7 percent increase over the year-ago quarter.

Margins

Company-wide operating margins for the third quarter of 2013 were 12.3 percent, 90 basis points higher than third-quarter 2012 margins, reflecting operating-performance improvement in the company’s Aerospace, Combat Systems and Information Systems and Technology groups over the year-ago period. Marine Systems’ margins remained steady from second quarter to third quarter 2013 on the strength of current program performance, although they declined as expected from the year-ago period due to the completion of the long-running T-AKE program.

Cash

Net cash provided by operating activities in third-quarter 2013 totaled $467 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $364 million in the quarter.

Capital Deployment

The company repurchased 1.6 million shares of outstanding common stock in the third quarter. Year-to-date, the company has repurchased 9.2 million shares. At its October meeting the company’s board of directors authorized management to repurchase up to 10 million additional shares.

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Backlog

Total backlog at the end of third-quarter 2013 was $47.9 billion, and the estimated potential contract value was an additional $27.4 billion, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options. Total potential contract value, the sum of all backlog components, was $75.4 billion at the end of the quarter.

Significant awards received in the quarter include $200 million to continue production and support of double-V-hulled Stryker combat vehicles for the U.S. Army, $150 million for continued production of Abrams tanks for a foreign customer and $140 million for equipment and services in support of the Army’s Warfighter Information Network-Tactical (WIN-T). Marine Systems was contracted to design and manufacture two commercial product carriers, and received a $280 million award for repair and maintenance of U.S. Navy LHA- and LHD-class ships.

“General Dynamics performed well in the third quarter, reflecting our focus on the basics of operational excellence,” said Phebe N. Novakovic, chairman and chief executive officer. “We remain committed to creating value by meeting our obligations to our customers while continuously improving the way we do business.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 95,700 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities analyst conference call at 9 a.m. EDT on Wednesday, October 23, 2013. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on October 23 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 69201108. The phone replay will be available from 1 p.m. October 23 through October 30, 2013.

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EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2012	2013	$	%
Revenues	$7,934	$7,796	$(138)	(1.7)%
Operating costs and expenses	7,029	6,839	190

Operating earnings	905	957	52	5.7%
Interest, net	(39)	(22)	17
Other, net	(3)	5	8

Earnings before income taxes	863	940	77	8.9%
Provision for income taxes	263	289	(26)

Net earnings	$600	$651	$51	8.5%

Earnings per share—basic	$1.71	$1.86	$0.15	8.8%

Basic weighted average shares outstanding	350.5	349.3

Earnings per share—diluted	$1.70	$1.84	$0.14	8.2%

Diluted weighted average shares outstanding	352.8	352.9

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EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2012	2013	$	%
Revenues	$23,435	$23,111	$(324)	(1.4)%
Operating costs and expenses	20,700	20,347	353

Operating earnings	2,735	2,764	29	1.1%
Interest, net	(115)	(63)	52
Other, net	(8)	6	14

Earnings before income taxes	2,612	2,707	95	3.6%
Provision for income taxes	814	845	(31)

Net earnings	$1,798	$1,862	$64	3.6%

Earnings per share—basic	$5.08	$5.31	$0.23	4.5%

Basic weighted average shares outstanding	354.2	350.8

Earnings per share—diluted	$5.04	$5.27	$0.23	4.6%

Diluted weighted average shares outstanding	356.5	353.1

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2012	2013	$	%
Revenues:
Aerospace	$1,836	$2,152	$316	17.2%
Combat Systems	1,956	1,367	(589)	(30.1)%
Marine Systems	1,670	1,697	27	1.6%
Information Systems and Technology	2,472	2,580	108	4.4%

Total	$7,934	$7,796	$(138)	(1.7)%

Operating earnings:
Aerospace	$261	$369	$108	41.4%
Combat Systems	274	224	(50)	(18.2)%
Marine Systems	186	170	(16)	(8.6)%
Information Systems and Technology	201	216	15	7.5%
Corporate	(17)	(22)	(5)	(29.4)%

Total	$905	$957	$52	5.7%

Operating margins:
Aerospace	14.2%	17.1%
Combat Systems	14.0%	16.4%
Marine Systems	11.1%	10.0%
Information Systems and Technology	8.1%	8.4%
Total	11.4%	12.3%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2012	2013	$	%
Revenues:
Aerospace	$5,051	$5,983	$932	18.5%
Combat Systems	6,016	4,469	(1,547)	(25.7)%
Marine Systems	4,928	5,082	154	3.1%
Information Systems and Technology	7,440	7,577	137	1.8%

Total	$23,435	$23,111	$(324)	(1.4)%

Operating earnings:
Aerospace	$789	$1,068	$279	35.4%
Combat Systems	799	657	(142)	(17.8)%
Marine Systems	554	507	(47)	(8.5)%
Information Systems and Technology	645	599	(46)	(7.1)%
Corporate	(52)	(67)	(15)	(28.8)%

Total	$2,735	$2,764	$29	1.1%

Operating margins:
Aerospace	15.6%	17.9%
Combat Systems	13.3%	14.7%
Marine Systems	11.2%	10.0%
Information Systems and Technology	8.7%	7.9%
Total	11.7%	12.0%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEETS

DOLLARS IN MILLIONS

	December 31, 2012	(Unaudited) September 29, 2013
ASSETS
Current assets:
Cash and equivalents	$3,296	$4,065
Accounts receivable	4,204	4,365
Contracts in process	4,964	5,113
Inventories	2,776	2,986
Other current assets	504	589

Total current assets	15,744	17,118

Noncurrent assets:
Property, plant and equipment, net	3,403	3,365
Intangible assets, net	1,383	1,248
Goodwill	12,048	12,008
Other assets	1,731	1,732

Total noncurrent assets	18,565	18,353

Total assets	$34,309	$35,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,469	$2,443
Customer advances and deposits	6,042	6,266
Other current liabilities	3,109	3,356

Total current liabilities	11,620	12,065

Noncurrent liabilities:
Long-term debt	3,908	3,908
Other liabilities	7,391	6,893

Total noncurrent liabilities	11,299	10,801

Shareholders’ equity:
Common stock	482	482
Surplus	1,988	2,161
Retained earnings	17,860	19,131
Treasury stock	(6,165)	(6,500)
Accumulated other comprehensive loss	(2,775)	(2,669)

Total shareholders’ equity	11,390	12,605

Total liabilities and shareholders’ equity	$34,309	$35,471

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months Ended
	September 30, 2012	September 29, 2013
Cash flows from operating activities:
Net earnings	$1,798	$1,862
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation of property, plant and equipment	286	288
Amortization of intangible assets	172	127
Stock-based compensation expense	104	90
Excess tax benefit from stock-based compensation	(24)	(19)
Deferred income tax provision	53	47
(Increase) decrease in assets, net of effects of business acquisitions -
Accounts receivable	139	(166)
Contracts in process	91	(119)
Inventories	(340)	(218)
Increase (decrease) in liabilities, net of effects of business acquisitions -
Accounts payable	(368)	(26)
Customer advances and deposits	257	16
Other current liabilities	(105)	(167)
Other, net	(156)	(165)

Net cash provided by operating activities	1,907	1,550

Cash flows from investing activities:
Capital expenditures	(286)	(271)
Business acquisitions, net of cash acquired	(426)	(1)
Other, net	44	56

Net cash used by investing activities	(668)	(216)

Cash flows from financing activities:
Purchases of common stock	(602)	(696)
Proceeds from option exercises	121	484
Dividends paid	(533)	(394)
Other, net	2	46

Net cash used by financing activities	(1,012)	(560)

Net cash used by discontinued operations	(2)	(5)

Net increase in cash and equivalents	225	769
Cash and equivalents at beginning of period	2,649	3,296

Cash and equivalents at end of period	$2,874	$4,065

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter	Third Quarter
	2012	2013
Other Financial Information:
Debt-to-equity (a)	27.5%	31.2%
Debt-to-capital (b)	21.6%	23.8%
Book value per share (c)	$40.42	$35.79
Total taxes paid	$299	$245
Company-sponsored research and development (d)	$149	$116
Employment	93,700	95,700
Sales per employee (e)	$346,900	$340,000
Shares outstanding	353,069,806	352,198,231

Non-GAAP Financial Measures:

	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$704	$1,907	$467	$1,550
Capital expenditures	(110)	(286)	(103)	(271)

Free cash flow from operations (f)	$594	$1,621	$364	$1,279

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(d)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(e)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.
(f)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H

BACKLOG - (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Third Quarter 2013
Aerospace	$13,653	$170	$13,823	$—	$13,823
Combat Systems	6,164	954	7,118	3,622	10,740
Marine Systems	12,228	5,337	17,565	3,389	20,954
Information Systems and Technology	7,950	1,485	9,435	20,433	29,868

Total	$39,995	$7,946	$47,941	$27,444	$75,385

Second Quarter 2013
Aerospace	$14,480	$183	$14,663	$—	$14,663
Combat Systems	5,915	1,129	7,044	3,025	10,069
Marine Systems	12,771	5,149	17,920	3,900	21,820
Information Systems and Technology	7,943	1,856	9,799	20,788	30,587

Total	$41,109	$8,317	$49,426	$27,713	$77,139

Third Quarter 2012
Aerospace	$15,827	$215	$16,042	$—	$16,042
Combat Systems	8,259	1,101	9,360	2,627	11,987
Marine Systems	10,909	5,036	15,945	1,382	17,327
Information Systems and Technology	8,224	1,887	10,111	22,052	32,163

Total	$43,219	$8,239	$51,458	$26,061	$77,519

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

THIRD QUARTER 2013 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant orders during the third quarter of 2013:

Combat Systems

•	$200 from the U.S. Army under the Stryker wheeled armored vehicle program for the production of 66 double-V-hulled vehicles and for contractor logistics support.

•	$185 from the Army for the production of Hydra-70 rockets and M2A1 machine gun barrel kits.

•	$150 from the Army under a foreign military sales contract to convert Abrams tanks to the Saudi M1A2S configuration for the Kingdom of Saudi Arabia.

•	$35 from the U.K. Ministry of Defence for the production of 24 Foxhound light tactical vehicles.

Marine Systems

•	$280 from the U.S. Navy for repair and maintenance services on LHA- and LHD-class ships.

•	$210 from the Navy for the design and construction of a steel deckhouse and hangar and construction of aft Peripheral Vertical Launching System (PVLS) modules on the third DDG-1000 destroyer.

•	$55 from the Navy for moored training ship platforms.

•	The design and construction of two product carriers from Seabulk Tankers, Inc.

Information Systems and Technology

•	$140 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for equipment and support services.

•	$90 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$75 from the U.S. Department of State to provide supply chain management services.

•	$65 for the Army’s Warfighter Field Operations Customer Support (FOCUS) program to provide support for live, virtual and constructive training operations.

•

One of 17 awards to provide cyber security services to the U.S. Department of Homeland Security and other government agencies through a General Services Administration blanket purchase agreement. The agreement has a maximum potential value of $6 billion over five years among all awardees.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Third Quarter		Nine Months
	2012	2013	2012	2013
Gulfstream Green Deliveries (units):
Large aircraft	28	28	78	83
Mid-size aircraft	6	6	10	16

Total	34	34	88	99

Gulfstream Outfitted Deliveries (units):
Large aircraft	17	32	52	87
Mid-size aircraft	—	6	5	16

Total	17	38	57	103

Pre-owned Deliveries (units):	1	4	1	9

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